UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2021

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA

(address of principal executive offices)

19462

(zip code)

(610) 630-6357
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Notes Offering

On January 4, 2021, AdaptHealth LLC (“AdaptHealth”), a wholly owned subsidiary of AdaptHealth Corp. (the “Company”), completed its previously announced offering of $500,000,000 aggregate principal amount of its 4.625% Senior Notes due 2029 (the “Notes”). The Notes were issued under an indenture (the “Indenture”), dated January 4, 2021, among AdaptHealth, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

The gross proceeds from the offering, along with the amount of interest that will accrue on the Notes from January 4, 2021 to, but excluding, June 10, 2021 (representing the latest possible special mandatory redemption date based on a Merger Agreement Termination Date (as defined below) of May 31, 2021), were deposited into a segregated escrow account pending completion of the Company’s previously announced acquisition of AeroCare Holdings, Inc. (“AeroCare”), pursuant to an Agreement and Plan of Merger, dated December 1, 2020 (the “Merger Agreement”), among AeroCare, the Company, AH Apollo Merger Sub Inc., AH Apollo Merger Sub II Inc. and Peloton Equity, LLC, as stockholder representative. At the closing of the AeroCare acquisition, the net proceeds from the offering, together with the deposited interest amount, will be released from escrow and, together with secured term loan borrowings, proceeds from an equity issuance and cash on hand, will be used to finance the cash portion of the consideration for the AeroCare acquisition and to pay related fees and expenses. The gross proceeds from the offering replace the bridge commitment received from Jefferies Finance LLC in connection with funding the AeroCare acquisition.

If (i) the escrow release conditions, including the consummation of the AeroCare acquisition, have not been satisfied on or prior to the later of (a) May 31, 2021 and (b) any date to which the “Outside Date” under the Merger Agreement has been extended (such later date, the “Merger Agreement Termination Date”), or (ii) the Company has determined, in its reasonable judgment, that the escrow release conditions will not be satisfied by the Merger Agreement Termination Date, the Notes will be subject to a special mandatory redemption at a redemption price equal to 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

The Notes are unsecured senior obligations of AdaptHealth and rank equally in right of payment to all of its existing and future senior debt, including its existing $350,000,000 aggregate principal amount of 6.125% senior notes due 2028, and senior in right of payment to all of its future subordinated debt. The Notes are effectively subordinated to any of AdaptHealth’s existing and future secured debt, including (i) its credit agreement, dated as of July 29, 2020 (“Credit Agreement”), by and among AdaptHealth, the guarantors party thereto and Regions Bank, as administrative agent, providing for a $200 million revolving credit line and $250 million in term loans and (ii) any additional secured term loans (including to finance the AeroCare acquisition) (together with the Credit Agreement, the “Credit Facilities”), to the extent of the value of the assets securing such debt.

The Notes are guaranteed by each of AdaptHealth’s existing and future subsidiaries (including AeroCare and its subsidiaries after the consummation of the AeroCare acquisition) that is a borrower or that guarantees its obligations under its Credit Facilities or certain other indebtedness, and by AdaptHealth’s direct parent, AdaptHealth Intermediate Holdco LLC (“AdaptHealth Intermediate”), which also guarantees its obligations under its Credit Facilities. The Notes will mature on August 1, 2029. Interest on the Notes will be payable on February 1 and August 1 of each year, beginning on August 1, 2021.

The Notes will be redeemable, in whole or in part, at any time on or after February 1, 2024, and the redemption price for the Notes if redeemed during the 12 months beginning (i) February 1, 2024 is 102.313%, (ii) February 1, 2025 is 101.156% and (iii) February 1, 2026 and thereafter is 100.000%, in each case together with accrued and unpaid interest, if any, to, but excluding, the redemption date. AdaptHealth may also redeem some or all of the Notes before February 1, 2024 at a redemption price of 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, AdaptHealth may redeem up to 40% of the aggregate principal amount of the Notes before February 1, 2024 with the net cash proceeds from certain equity offerings at a price equal to 104.625% of the principal amount of the Notes, plus accrued but unpaid interest, if any, to, but not including, the redemption date. Furthermore, AdaptHealth may be required to make an offer to purchase the Notes upon the sale of certain assets or upon specific kinds of changes of control.

The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes were sold to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

4.1	Indenture, dated as of January 4, 2021, by and among AdaptHealth LLC, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

By:	/s/ Jason Clemens
	Name:	Jason Clemens
	Title:	Chief Financial Officer

Dated: January 8, 2021